UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2023
Outbrain Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director.

Effective February 26, 2023, Nithya B. Das joined the Board of Directors (the “Board”) of Outbrain Inc. (the “Company”). Ms. Das will serve as a Class I director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. Ms. Das has been appointed to serve as a member of the Compensation Committee.

Ms. Das has served as Chief Operating Officer of Olo Inc., a leading open SaaS solution for the restaurant industry, since January 2022 and Chief Legal Officer and Corporate Secretary since November 2020. Prior to that, Ms. Das held the positions of General Counsel and Secretary from October 2019 and November 2020, respectively. From September 2011 until December 2018, Ms. Das served in several roles at AppNexus Inc., an advertising technology company, including as the Chief Legal and People Officer where she oversaw the company’s global legal, corporate development, and human resources affairs. Prior to AppNexus, Ms. Das served as an attorney in the New York office of Goodwin Procter LLP where she represented public and private growth technology companies. Ms. Das holds a B.A. in Business Administration (Finance) from the South Carolina Honors College at University of South Carolina and a J.D. from Brooklyn Law School.

The Board has determined that Ms. Das is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and also meets the heightened standards of independence for compensation committee membership under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq.

Ms. Das’ compensation will be consistent with that of other non-employee directors paid by the Company to its non-employee directors as generally described under “Director Compensation” in the Company’s proxy statement filed with the SEC dated April 28, 2022. There are no arrangements or understandings between Ms. Das and any other person pursuant to which she was selected as a director, and there are no transactions related to the Company in which Ms. Das has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with her appointment, Ms. Das will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1, as amended, filed with the SEC on June 29, 2021 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 28, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.
Date: February 28, 2023	By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer

    3